REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________
                                MYR Group Inc.
             (Exact name of registrant as specified in its charter)
________________________________________________________________________________
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   36-1517230
                      (I.R.S. Employer Identification No.)
________________________________________________________________________________
                        1701 West Golf Road, Suite 1012
                         Rolling Meadows, IL 60008-4007
               (Address of Principal Executive Offices)(Zip Code)
________________________________________________________________________________
                1996 Non-Employee Director Stock Ownership Plan
                            (Full title of the plan)
________________________________________________________________________________
MYR Group Inc.                             copy to:  Bell, Boyd & Lloyd
1701 West Golf Rd., Suite 1012                       Three First National Plaza
Rolling Meadows, IL 60008-4007                       Chicago, IL 60602
Attn:  Byron D. Nelson                               Attn:  William G. Brown
                     (Name and address of agent for service)
________________________________________________________________________________
(847) 290-1892                                    (312) 372-1121
         (Telephone number, including area code, of agent for service)
________________________________________________________________________________
Calculation of Registration Fee
                                   Proposed       Proposed
  Title of                          maximum        maximum          Amount of
securities to     Amount to be  offering price     aggregate       registration
be registered      registered      per unit     offering price         fee

  Common             50,000       $ 22.625        $1,131,250          $342.81
________________________________________________________________________________
1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2. In accordance with Rule 457(h), the price has been calculated on the basis of the high and low sale prices of the Registrant's common stock as quoted in the consolidated reporting system of the New York Stock Exchange, Inc. on November 21, 1997 as reported by The Wall Street Journal, (Midwest Edition).

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10 (A) PROSPECTUS

Item 1.        Plan Information.

Not required to be included herewith.

Item 2.        Registrant Information and Employee Plan Annual Information.

Not required to be included herewith.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a)  The registrant's latest annual report on form 10-K filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934,

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above,

(c) The description of the common stock of the Registrant contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description,

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13( c), 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all common stock of the Registrant offered have been sold or which deregisters all common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.        Description of Securities.

Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

William G. Brown, a partner in the law firm of Bell, Boyd & Lloyd, Chicago, Illinois, and counsel to the Registrant, is a director of the Registrant. Bell, Boyd & Lloyd provides legal services to the Registrant and the Registrant anticipates that legal services will be provided to it by the law firm in the future. Mr. Brown beneficially owns 85,091 shares of the Registrant's common stock, $1.00 par value.

Item 6.        Indemnification of Directors and Officers.

The Registrant is authorized under Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against any expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of the Registrant. The Registrant is required by its certificate of incorporation to indemnify its directors and officers and others to the extent permitted by law. The Registrant's certificate of incorporation also limits the liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, consistent with Section 102(b)(7) of the Delaware General Corporation Law.

Item 7.        Exemption From Registration Claimed.

Not Applicable.

Item 8.        Exhibits.

The exhibits to this registration statement which are required by Item 601 of Regulation S-K are listed in the Index to Exhibits set forth elsewhere in this registration statement.

Item 9.        Undertakings.

Each of the following undertakings required by Items 512(a), (b), (h) and other applicable undertakings in Item 512 of Regulation S-K is furnished by the Registrant as set forth:

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective a amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and is furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934 ; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rolling Meadows, State of Illinois, on November 25, 1997.


                                        MYR Group Inc.


                                        By__________________________________
                                             Charles M. Brennan III
                                             Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 25, 1997.




__________________________________________        Chairman and
Charles M. Brennan III                            Chief Executive Officer



__________________________________________        Director
William G. Brown

___________________________________________       Director
Allan J. Bulley, Jr.



___________________________________________       Director
John M. Harlan



___________________________________________       Director
Bide L. Thomas



___________________________________________       Senior Vice President,
Elliott C. Robbins                                Chief Financial Officer
                                                  and Treasurer


___________________________________________       Controller
Betty R. Johnson                                  (Principal Accounting Officer)

                               INDEX TO EXHIBITS


   The following documents are filed as part of this registration statement.

Exhibit                                                Page Number
                    Description of Document            or Reference

5                   Opinion of Byron D. Nelson                    9
                    regarding legality

23(a)               Consent of Deloitte & Touche LLP             10

23(b)               Consent of Byron D. Nelson
                    (included in Ex. 5)